Exhibit 99.1

 Alpha Healthcare Acquisition Corp. Announces Shareholder Approval

of Business Combination with Humacyte

NEW YORK and Durham, N.C. – August 24, 2021 – Alpha Healthcare Acquisition Corp. (Nasdaq: AHAC) (“AHAC”), a special purpose acquisition company, today announced that its stockholders voted to approve the previously announced business combination with Humacyte, Inc., a clinical-stage biotechnology platform company developing universally implantable bioengineered human tissue at commercial scale, and all other proposals presented at AHAC’s special shareholder’s meeting held on August 24, 2021.

AHAC Shareholders approved the Business Combination proposal with 99.5% votes in favor of the approximately 61.6% of AHAC votes cast at the meeting. AHAC plans to file the results of the meeting, as tabulated by an independent inspector of elections, on a Form 8-K with the Securities and Exchange Commission (the “SEC”).

Subject to the satisfaction or waiver of the other customary closing conditions, the business combination is expected to close on August 26, 2021. Following the closing, the combined company will operate as Humacyte, Inc. and on or about August 27, 2021, its shares of common stock and warrants are expected to begin trading on the Nasdaq Global Select Market® under the new ticker symbols “HUMA” and “HUMAW,” respectively.

About Humacyte

Humacyte, Inc., is developing a disruptive biotechnology platform to deliver universally implantable bioengineered human tissues and organs designed to improve the lives of patients and transform the practice of medicine. The Company develops and manufactures acellular tissues to treat a wide range of diseases, injuries and chronic conditions. Humacyte’s initial opportunity, a portfolio of human acellular vessels (HAVs), is currently in late-stage clinical trials targeting multiple vascular applications, including vascular trauma repair, arteriovenous access for hemodialysis, and peripheral arterial disease. Pre-clinical development is also underway in coronary artery bypass grafts, pediatric heart surgery, treatment of type 1 diabetes, and multiple novel cell and tissue applications. Humacyte’s HAVs were the first product to receive the FDA’s Regenerative Medicine Advanced Therapy (RMAT) expedited review designation and received priority designation for the treatment of vascular trauma by the U.S. Secretary of Defense. For more information, visit www.Humacyte.com.

About Alpha Healthcare Acquisition Corp.

Alpha Healthcare Acquisition Corp. (ticker: AHAC) is a special purpose acquisition company formed for the purpose of effecting a business combination with one or more businesses in the healthcare sector. The company was founded by Mr. Rajiv Shukla who has two decades of buyouts, investments and operations experience in the healthcare industry. Mr. Shukla previously served as Chairman and Chief Executive Officer of Constellation Alpha Capital Corp., a Nasdaq-listed special purpose acquisition company, that merged with DermTech, Inc (ticker: DMTK) in August 2019. On February 17, 2021, AHAC announced a definitive agreement to merge with Humacyte, Inc. along with a concurrent fully committed PIPE placement of $175 million of AHAC common shares at a price of $10.00 per share.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the initiation, timing, progress, and results of our clinical trials; the anticipated characteristics and performance of our HAVs, our ability to successfully complete, clinical trials for our HAVs; the anticipated benefits of our HAVs relative to existing alternatives; the commercialization of our HAVs and our ability to manufacture at commercial scale; the implementation of our business model, strategic plans for our business; the scope of protection we are able to establish and maintain for intellectual property rights covering our HAVs and related technology; the timing or likelihood of regulatory filings and approvals; timing, scope, and rate of reimbursement for our HAVs; our estimated available market opportunity; the proposed business combination, including the timing and structure of the business combination, the proceeds of the business combination, and the benefits of the business combination. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to complete the business combination due to the failure to obtain approval from AHAC’s shareholders or satisfy other closing conditions in the Business Combination Agreement, the occurrence of any event that could give rise to the termination of the Business Combination Agreement, the ability to recognize the anticipated benefits of the business combination, the outcome of any legal proceedings that may be instituted against AHAC or Humacyte following announcement of the proposed business combination and related transactions, the impact of COVID-19 on Humacyte’s business and/or the ability of the parties to complete the business combination, the ability to obtain or maintain the listing AHAC’s common stock on Nasdaq following the proposed business combination, costs related to the proposed business combination, changes in applicable laws or regulations, the possibility that AHAC or Humacyte may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those included under the header “Risk Factors” in the registration statement on Form S-4 filed by AHAC with the SEC and those included under the header “Risk Factors” in the final prospectus of AHAC related to its initial public offering. Most of these factors are outside of AHAC’s and Humacyte’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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Humacyte Investor Contact:

investors@humacyte.com

Humacyte Media Contact:

media@humacyte.com